EXHIBIT 99.1



FOR IMMEDIATE RELEASE

              Ulticom Announces First Quarter Fiscal 2005 Results:
                   Sales of $14,141,000, Up 7% Year-over Year;
                Net Income of $2,950,000, Up 35% Year-over-Year;
                       Earnings Per Diluted Share of $0.07

Mount Laurel, New Jersey, June 1, 2005 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling software for fixed, mobile, and Internet communications, today announced financial results for the first quarter of fiscal year 2005, ended April 30, 2005.

For the quarter, Ulticom had sales of $14,141,000, an increase of 7% over sales of $13,189,000 in the first quarter of fiscal year 2004. Sales decreased 17% sequentially, compared with $17,126,000 for the fourth quarter of fiscal year 2004. Net income increased 35% to $2,950,000 ($0.07 per diluted share) when compared with net income of $2,185,000 ($0.05 per diluted share) for the first quarter of fiscal year 2004 and decreased 40% sequentially when compared with net income of $4,925,000 ($0.11 per diluted share) for the fourth quarter of fiscal year 2004.

"During the quarter, Ulticom's products were deployed in prepaid mobile platforms for emerging and developed markets to accommodate subscriber growth and network expansion. In addition, we saw increased installations of Signalware in packet softswitches for incumbent and next-generation service provider networks to enable long-distance backhaul as well as residential and business voice over IP services," said Shawn Osborne, President and CEO of Ulticom. "While the visibility and predictability in carrier spending on Ulticom related projects remains limited, we believe the long-term prospects for mobile enhanced services and IP packet infrastructure remain intact. With our service essential software, high-value customer base, and continued financial strength, Ulticom is well positioned to expand our role enabling wireless and broadband services."

The Company ended the quarter with cash, cash equivalents, and short-term investments of $255,744,000, working capital of $255,390,000, total assets of $274,437,000, and shareholders' equity of $259,550,000, all of which are record levels.


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
Ulticom Announces First Quarter Fiscal 2005 Results:
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Financial highlights at and for the three-month periods ended April 30, 2005 and prior year comparisons are as follows:


                              Financial Highlights
                      (In thousands, except per share data)



                                                         Three months ended
                                                            (Unaudited)
                                                      April 30,         April 30,
                                                         2004              2005

Sales                                               $   13,189            14,141
Cost of sales                                            3,496             3,302
                                                    -----------       -----------
Gross profit                                             9,693            10,839

Operating expenses:
Research and development                                 2,777             3,099
Selling, general and administrative                      4,276             4,630
                                                    -----------       -----------
Income from operations                                   2,640             3,110
Interest and other income, net                             482             1,166
                                                    -----------       -----------
Income before income tax provision                       3,122             4,276
Income tax provision                                       937             1,326
                                                    -----------       -----------
Net income                                          $    2,185        $    2,950
                                                    ===========       ===========
Earnings per share:

Basic                                               $     0.05        $     0.07
                                                    ===========       ===========

Diluted                                             $     0.05        $     0.07
                                                    ===========       ===========

Weighted average shares:

Basic                                                   42,207            43,136
                                                    ===========       ===========

Diluted                                                 43,525            44,268
                                                    ===========       ===========

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
Ulticom Announces First Quarter Fiscal 2005 Results:

Page 3 of 4


                              Financial Highlights
                                 (In thousands)



Balance Sheet Data:                                                     January 31,             April 30,
                                                                            2005                   2005
                                                                                               (Unaudited)
         ASSETS
         ------

CURRENT ASSETS:
     Cash, cash equivalents and short-term investments                   $ 246,672             $ 255,744
     Accounts receivable, net                                               11,062                 8,967
     Inventories                                                             1,286                 1,329
     Prepaid expenses and other current assets                               3,558                 4,237
                                                                         ----------            ----------
TOTAL CURRENT ASSETS                                                       262,578               270,277

PROPERTY AND EQUIPMENT, net                                                  2,274                 2,493
INVESTMENTS                                                                  5,375                     -
OTHER ASSETS                                                                 1,765                 1,667
                                                                         ----------            ----------
TOTAL ASSETS                                                             $ 271,992             $ 274,437
                                                                         ==========            ==========


         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                               $  11,966             $  10,830
     Deferred revenue                                                        4,462                 4,057
                                                                         ----------            ----------
TOTAL CURRENT LIABILITIES                                                   16,428                14,887

SHAREHOLDERS' EQUITY                                                       255,564               259,550
                                                                         ----------            ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $ 271,992             $ 274,437
                                                                         ==========            ==========

About Ulticom:

Ulticom provides service enabling, signaling software for fixed, mobile, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information visit, http://www.ulticom.com.


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
Ulticom Announces First Quarter Fiscal 2005 Results:

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Conference Call Information:

The Company will host a conference call to discuss these results following this release on Wednesday, June 1, 2005 at 4:30 p.m. eastern. The dial-in number is 973-935-2408. A web cast of the call, both live and archived, will be available through the Ulticom website at www.ulticom.com. A digital replay of the call will be available until 12 Midnight eastern on June 8th. Access this replay by dialing 877-519-4471 and providing the digital PIN 6104640.

Note: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important risks, uncertainties, and other important factors that could cause actual results to differ materially include, among others: risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the company's assets in cash equivalents and short-term investments; risks associated with the company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the company's products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with the company's dependence on a limited number of customers for a significant percentage of the company's revenues; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the company's products with those of equipment manufacturers and application developers and the company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the company's reliance on a limited number of independent manufacturers to manufacture boards for the company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the company's intellectual property rights and the inappropriate use by others of the company's proprietary technology; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; aggressive competition may force the company to reduce prices; risks associated with changes in the competitive or regulatory environment in which the company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.


Contact:   Chris Tunnard
           Ulticom, Inc.
           856-787-2972

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